ROCKET FUEL MANAGEMENT RETENTION AGREEMENT AMENDMENT NO. ONE This Amendment No. One (the “Amendment”) to Management Retention Agreement amends the Management Retention Agreement (the “Agreement”) made and entered into by and between Richard Frankel (the “Executive”) and Rocket Fuel Inc. (the “Company”), effective as of May 6, 2015. All capitalized terms in this Amendment shall have the meanings ascribed to them in the Agreement unless otherwise defined in this Amendment. WHEREAS, pursuant to Sections 1.9 and 2.2 of the Agreement, the Executive provided written notice to the Company of acts or omissions constituting the grounds for “Good Reason” for termination within sixty (60) days of the Company changing his role from President of the Company to Executive Vice President of the Company (the “Role Change”); WHEREAS, the Company’s Cure Period, as defined in Section 1.9 of the Agreement, expired on January 12, 2016; WHEREAS, the Company and the Executive desire to extend the period of time after the end of the Cure Period during which Executive may tender his resignation for Good Cause, as a result of the Role Change, from thirty (30) days to one hundred twenty (120) days. Accordingly, the parties agree as follows: 1. Solely in connection with the Role Change, the first phrase of Section 1.9 of the Agreement shall be amended to read as follows: “1.9 “Good Reason” means, the Executive’s resignation within one hundred twenty (120) days following the end of the Cure Period (as defined below) following the occurrence of one or more of the following without the Executive’s express written consent:” 2. Solely in connection with the Role Change, any benefits payable to the Executive under Section 2.2 of the Agreement shall be paid in full no later than December 31, 2016. IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates set forth below. The effective date of the Amendment shall be the later of the dates set forth below. COMPANY ROCKET FUEL INC. By: Title: Chief Executive Officer Date: EXECUTIVE RICHARD FRANKEL By: Title: Executive Vice President Date: DocuSign Envelope ID: 19401802-4B6C-437B-B813-CED0BC5E7A96 1/25/2016 1/25/2016